United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2025

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Network Centre Drive
Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (217) 342-7321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MSBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.750% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, $2.00 par value)	MSBIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 5, 2025, Midland States Bancorp, Inc. (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.32 per share of its common stock. The dividend is payable on August 22, 2025, to shareholders of record as of the close of business on August 15, 2025.

The Board of Directors also declared a cash dividend of $0.4844 per depositary share on its 7.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A. The dividend will be payable on September 30, 2025 to stockholders of record as of September 15, 2025.

A copy of the press release announcing the dividends is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
99.1	Press Release of Midland States Bancorp, Inc., dated August 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	Midland States Bancorp, Inc.

	By:	/s/ Nathan Sturycz
Nathan Sturycz
General Counsel